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                                                                EXHIBIT 99(B)(3)

                          SECTION 906 CERTIFICATIONS

Leonard P. Brennan, President, and Mark E. Swanson, Treasurer, of Frank Russell Investment Company, a Massachusetts Business Trust (the
"Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


President                                 Treasurer
Frank Russell Investment Company          Frank Russell Investment Company


/s/ Leonard P. Brennan                    /s/ Mark E. Swanson
_________________________________         _____________________________________
Leonard P. Brennan                        Mark E. Swanson


Date:  June 30, 2003                      Date:  June 30, 2003